Exhibit 21

HUMANA INC.
SUBSIDIARY LIST

ARIZONA

1.	Managed Prescription Program

2.	SeniorBridge Family Companies (AZ), Inc.

3.	St. Mary’s Medical Park Pharmacy, Inc.

ARKANSAS
1.    Ambulatory Care Solutions of Arkansas LLC
2.    Humana Regional Health Plan, Inc.

CALIFORNIA
1.    HRI Humana of California Inc.
2.    Humana Health Plan of California, Inc.
3.    M.D. Care, Inc.
4.    SeniorBridge Family Companies (CA), Inc.

CAYMAN ISLANDS

1.	OMP Insurance Company, Ltd.

CONNECTICUT
1.    SeniorBridge Family Companies (CT), Inc.

DELAWARE
1.    American Tax Credit Corporate Georgia Fund III, L.L.C.
2.    Arcadian Management Services, Inc.
3.    Availity, L.L.C.
4.    B-Cycle, LLC
5.    Certify Data Systems, Inc.
6.    CompBenefits Corporation
7.    CompBenefits Direct, Inc.
8.    Concentra Akron, L.L.C.
9.    Concentra Arkansas, L.L.C.
10.    Concentra Inc.
11.    Concentra Laboratory, L.L.C.
12.    Concentra Operating Corporation
13.    Concentra St. Louis, L.L.C.
14.    Concentra Solutions, Inc.
15.    Concentra South Carolina, L.L.C.
16.    Concentra-UPMC, L.L.C.
17.    DefenseWeb Technologies, Inc.
18.    Emphesys, Inc.
19.    Health Value Management, Inc.
20.    HUM INT, LLC
21.    Humana at Home, Inc.
22.    Humana Government Business, Inc.
23    Humana Inc.
24.    Humana Innovation Enterprises, Inc.
25.    Humana MSO, LLC
26.    Humana Pharmacy, Inc.
27.    Humana Veterans Healthcare Services, Inc.
28.    Humana WellWorks LLC
29.    HumanaDental, Inc.
30.    HumanaVitality, LLC
31.    Latin Healthcare Fund, L.P.
32.    Symphony Health Partners, Inc.

33.    Symphony Health Partners-Midwest, LLC
34.    National Healthcare Resources, Inc.
35.    Occupational Health + Rehabilitation LLC
36.    Primary Care Holdings, Inc.
37.    Valor Healthcare, Inc.

FLORIDA
1.    154th Street Medical Plaza, Inc.
2.    1st Choice Home Health Care, LLC
3.    54th Street Medical Plaza, Inc.
4.    American Eldercare of North Florida, LLC
5.    American Eldercare, Inc.
6.    CAC-Florida Medical Centers, LLC
7.    CAC Medical Center Holdings, Inc.
8.    Care Partners Home Care, LLC
9.    CarePlus Health Plans, Inc.
10.    CompBenefits Company
11.    Complex Clinical Management, Inc.
12.    CNU Blue 2, LLC
13.    Continucare Corporation
14.    Continucare MSO, Inc.
15.    Continucare MDHC, LLC
16.    Continucare Managed Care, Inc.
17.    Continucare Medical Management, Inc.
18.    HUM-e-FL, Inc.
19.    Humana At Home 1, Inc.
20.    Humana Dental Company
21.    Humana Health Insurance Company of Florida, Inc.
22.    Humana Medical Plan, Inc.
23.    Metropolitan Health Networks, Inc.
24.    METCARE of Florida, Inc.
25.    Naples Health Care Specialists, LLC
26.    Nursing Solutions, LLC
27.    Partners in Integrated Care, Inc.
28.    SeniorBridge Family Companies (FL), Inc.
29.    SeniorBridge-Florida, LLC
30.    Seredor Corporation

GEORGIA

1.	Humana Employers Health Plan of Georgia, Inc.

ILLINOIS
1.    CompBenefits Dental, Inc.
2.    Comprehensive Health Insights, Inc.
3.    Dental Care Plus Management, Corp.
4.    Humana Benefit Plan of Illinois, Inc.
5.    Humana Dental Concern, Ltd.
6.    SeniorBridge Family Companies (IL), Inc.

INDIANA
1.    Ambulatory Care Solutions, LLC
2.    SeniorBridge Family Companies (IN), Inc.

KENTUCKY

1.	516-526 West Main Street Condominium Council of Co-Owners, Inc.

2.	CHA HMO, Inc.
3.    CHA Service Company
4.    HUM-Holdings International, Inc.
5.    Humana Active Outlook, Inc.

6.    Humana Health Plan, Inc.
7.    Humana Insurance Company of Kentucky
8.    Humana MarketPOINT, Inc.
9.    Humana Pharmacy Solutions, Inc.
10.    Humco, Inc.
11.    Preservation on Main, Inc.
12.    The Dental Concern, Inc.

LOUISIANA
1.    Humana Health Benefit Plan of Louisiana, Inc.

MAINE
1.    CM Occupational Health, Limited Liability Company
2.    OHR/MMC, Limited Liability Company

MARYLAND

1.	SeniorBridge Family Companies (MD), Inc.

MASSACHUSETTS

1.	Concentra Integrated Services, Inc.
2.    Humana at Home (MA), Inc.
3.    OHR/Baystate, LLC

MICHIGAN
1.    Humana Medical Plan of Michigan, Inc.

MISSOURI
1.    SeniorBridge Family Companies (MO), Inc.

NEW JERSEY
1.    SeniorBridge Family Companies (NJ), Inc.

NEVADA
1.    Concentra Health Services, Inc.

NEW YORK
1.    Cambridge Companions, LLC
2.    Cambridge Personal Care, LLC
3.    Harris, Rothenberg International Inc.
4.    Humana Health Company of New York, Inc.
5.    Humana Insurance Company of New York
6.    SeniorBridge Care Management, Inc.
7.    SeniorBridge Family Companies (NY), Inc.

NORTH CAROLINA
1.    Premier Sleep Services, LLC
2.    SeniorBridge (NC), Inc.

OHIO
1.    Ambulatory Care Solutions of Ohio LLC
2.    Humana Health Plan of Ohio, Inc.
3.    Hummingbird Coaching Systems LLC
4.    SeniorBridge Family Companies (OH), Inc.

PENNSYLVANIA
1.    Concentra Occupational Healthcare Harrisburg, L.P.
2.    Humana Medical Plan of Pennsylvania, Inc.
3.    SeniorBridge Family Companies (PA), Inc.

PUERTO RICO
1.    Humana Health Plans of Puerto Rico, Inc.
2.    Humana Insurance of Puerto Rico, Inc.
3.    Humana MarketPOINT of Puerto Rico, Inc.

SOUTH CAROLINA

1.	Kanawha Insurance Company

TENNESSEE

1.	Cariten Health Plan Inc.
2.    PHP Companies, Inc.
3.    Preferred Health Partnership, Inc.

TEXAS
1.    CompBenefits Insurance Company
2.    Concentra Occupational Health Research Institute
3.    Corphealth, Inc.
4.    Corphealth Provider Link, Inc.
5.    DentiCare, Inc.
6.    Emphesys Insurance Company
7.    Humana Health Plan of Texas, Inc.
8.    Inteli Home Healthcare, Inc.
9.    Reachout Homecare, Inc.
10.    ROHC, L.L.C.
11.    SeniorBridge Family Companies (TX), Inc.
12.    Texas Dental Plans, Inc.
13.    TLC Plus of Texas, Inc.

UTAH
1.    Humana Medical Plan of Utah, Inc.

VERMONT
1.    Managed Care Indemnity, Inc.

VIRGINIA
1.    KMG America Corporation
2.    SeniorBridge Family Companies (VA), Inc.

WASHINGTON
1.    Arcadian Health Plan, Inc.

WISCONSIN
1.    CareNetwork, Inc.
2.    Humana Insurance Company
3.    Humana Wisconsin Health Organization Insurance Corporation
4.    HumanaDental Insurance Company
5.    Independent Care Health Plan